Exhibit 99.1

PAVmed Provides Business Update and Preliminary First Quarter 2022 Financial Results

Conference call to be held today at 4:30 PM EDT

NEW YORK, May 12, 2022 (BUSINESS WIRE) —PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and presented preliminary financial results for the three months ended March 31, 2022.

Conference Call and Webcast

A conference call and webcast for today’s business update and first quarter 2022 financial results will take place at 4:30 PM EDT. To access the conference call, listeners should dial 800-458-4121 toll-free in the U.S., and international listeners should dial 856-344-9290, and ask to join the “PAVmed Inc. Business Update Conference Call”. The conference call will be available live via a webcast and for replay at the investor relations section of the Company’s website at https://ir.pavmed.com/. Following the conclusion of the conference call, a replay will be available for one week and can be accessed by dialing 844-512-2921 toll-free in the U.S. or 412-317-6671 from outside the U.S., followed by the PIN number: 7771455.

Business Update Highlights

“I am delighted to report that PAVmed is making excellent progress on all fronts and that we continue to lay a solid foundation for our long-term growth strategy,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “Our combined team has grown to over one hundred employees and is singularly focused on growing the PAVmed enterprise while enhancing long-term shareholder value. Our balance sheet remains strong, providing us with the resources to execute this strategy. Given the current market volatility we are particularly focused on deploying our capital as efficiently and effectively as possible to accomplish our strategic goals while preserving and extending our cash runway.”

Highlights from the first quarter and recent weeks include:

●	The American College of Gastroenterology (“ACG”) updated its clinical guideline for the diagnosis and management of esophageal precancer, endorsing, for the first time, nonendoscopic biomarker screening to detect precancer and prevent highly lethal esophageal cancer, providing support for esophageal precancer screening utilizing Lucid’s EsoGuard® DNA Test on samples collected with its EsoCheck® Cell Collection Device, the only such nonendoscopic biomarker screening test available.

●	Lucid processed 533 commercial EsoGuard tests in the first quarter of 2022, which represents a 76% increase sequentially from the fourth quarter of 2021 and a nearly 500% increase annually from the first quarter of 2021. The Company continued to expand its sales infrastructure consistent with its year-end goals.

●	Lucid completed the first stage of its Lucid Test Center program and subsequently launched the second stage of the program and plans to open test centers in nine additional states this year. The Company hired an experienced Director of Clinical Services to oversee the expansion.

●	LucidDx Labs Inc. (“LucidDx Labs”), a wholly owned subsidiary of Lucid, acquired the assets necessary to operate its own CLIA-certified, CAP-accredited clinical laboratory and hired an experienced VP of Laboratory Operations. It also upgraded it revenue cycle management provider which for the first time will begin billing and processing claims directly on behalf of Lucid.

●	LucidDx Labs entered into Lucid’s first commercial payer agreement—a participating provider agreement with MediNcrease Health Plans, LLC, a national, directly-contracted, multi-specialty PPO provider network with over 8 million lives covered through its clients and payers.

●	Veris expanded its team to include a Chief Commercial Officer and four data scientists and engineers.

●	Veris software development is progressing well with three interconnected software platforms to facilitate on schedule to launch with connected devices in late 2022. Veris implantable smart device development progressing along two paths, a monitoring device separate from port and a fully integrated monitoring port.

●	The first round of CarpX product improvements from limited commercial release have been completed; cadaver training has recommenced; and clinical cases are being scheduled. The next generation device with integrated ultrasound imaging is progressing well.

●	NextFlo pre-DV testing showed good regulation but currently paused for root cause analysis and exploration of possible redesigns to improve repeatability, before restarting pre-FDA submission testing.

●	PortIO first-in-human study is progressing with three new sites approved in Colombia, South America and will begin enrolling next month.

●	EsoCure development progressing well with favorable head-to-head histopathologic performance compared to market leading esophageal ablation device.

Preliminary Financial Results

●	For the three months ended March 31, 2022, EsoGuard related revenues were $0.2 million. Operating expenses were approximately $19.3 million, which include stock-based compensation expenses of $4.8 million. GAAP net loss attributable to shareholders was approximately $16.9 million, or $(0.20) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s preliminary non-GAAP adjusted loss for the three months ended March 31, 2022, was approximately $11.7 million or $(0.14) per common share.

●	PAVmed had cash and cash equivalents of $64.7 million as of March 31, 2022, compared with $77.3 million as of December 31, 2021. Not included in these cash balances is approximately $24.5 million in net proceeds from issuing a senior secured convertible note to an institutional investor in April 2022.

The unaudited financial results for the three months ended March 31, 2022, are expected to be filed with the SEC on Form 10-Q on May 16, 2022 and will then be available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

Non-GAAP financial measures are presented with the intent of providing greater transparency to information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from or as an alternative to, the most directly comparable GAAP financial measures.

Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months ended March 31, 2022, and 2021 is as follows:

	For the three months ended March 31,
	2022	2021

Revenue	$189	$-
Gross profit	(180)	-
Operating expenses	19,280	8,077
Other Expense	173	-
Net Loss	(19,633)	(8,077)
Net income (loss) per common share, basic and diluted	$(0.20)	$(0.13)
Net loss attributable to common stockholders	(16,869)	(9,431)
Preferred Stock dividends and deemed dividends	(68)	(75)
Net income (loss) as reported	(16,937)	(9,506)
Adjustments:
Depreciation and amortization expense[1]	216	12
EBITDA	(16,721)	(9,494)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	4,814	1,436
Debt extinguishment[2]	-	3,715
Acquisition related[2]	173	-
Change in FV convertible debt[2]	-	(1,682)
Non-GAAP adjusted (loss)	(11,734)	(6,025)
Basic and Diluted shares outstanding	86,336	73,954
Non-GAAP adjusted (loss) income per share	$(0.14)	$(0.08)

[1]	Included in general and administrative expenses in the financial statements
[2]	Included in other income and expenses
[3]	Stock-based compensation (“SBC”) expenses:

	For the three months ended March 31,
	2022	2021
Sales and marketing expense	3,925	1,387
Stock-based compensation expense	(625)	(202)
Net commercial operations expense excluding SBC	3,300	1,185

General and administrative expense total	9,423	3,375
Stock-based compensation expense	(4,002)	(1,124)
Net general and administrative expense excluding SBC	5,421	2,251

Research and development expense total	5,932	3,315
Stock-based compensation expense	(187)	(110)
Net research and development expense excluding SBC	5,745	3,205

Total operating expenses	19,280	8,077
Stock-based compensation expense	(4,814)	(1,436)
Net operating expenses excluding SBC	14,466	6,641

Lucid Diagnostics (Nasdaq: LUCD) Preliminary Financial Results

●	For the three months ended March 31, 2022, EsoGuard related revenues were $0.2 million. Operating expenses were approximately $11.9 million, which include stock-based compensation expenses of $3.8 million. GAAP net loss attributable to common stockholders was approximately $12.3 million, or $(0.35) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s preliminary non-GAAP adjusted loss for the three months ended March 31, 2022, was approximately $8.2 million or $(0.23) per common share.

●	Lucid had cash and cash equivalents of $47.9 million as of March 31, 2022, compared to $53.7 as of December 31, 2021.

●	On March 28, 2022, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with CF Principal Investments LLC (“Cantor”), an affiliate of Cantor Fitzgerald, relating to a committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, the Company has the right to sell to Cantor up to $50.0 million of its common shares (the “Shares”), subject to certain conditions and limitations set forth in the Purchase Agreement. While there are distinct differences, the Facility is structured similarly to a traditional at-the-market equity facility, insofar as it allows the Company to raise primary equity capital on a periodic basis at a price related to the current market price.

●	Sales of the Shares to Cantor under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time at its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Shares and determinations by the Company regarding the use of proceeds of such Shares. Upon the satisfaction of the conditions to Cantor’s obligation to purchase Shares, the Company will have the right, from time to time during the 36-month period after the commencement of the Facility, to direct Cantor to purchase up to a maximum number of Shares on any trading day. The purchase price of the Shares will be 96% of the volume-weighted average price of the Shares on such trading day.

●	The unaudited financial results for the three months ended March 31, 2022, will be filed with the SEC on Form 10-Q in the coming days and will be available at www.luciddx.com or www.sec.gov.

Lucid Non-GAAP Measures

●	To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA), and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense and other non-cash income and expenses, if any. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment, and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months ended March 31, 2022, and 2021 is as follows:

	For the three months ended March 31,
	2022	2021

Revenue	$189	$-
Gross profit	(180)	-
Operating expenses	11,917	3,653
Other expense	173	-
Net loss	(12,270)	(3,653)
Net income (loss) per common share, basic and diluted	$(0.35)	$(0.26)
Adjustments:
Depreciation and amortization expense[1]	24	3
EBITDA	(12,246)	(3,650)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	3,835	805
Fair value adjustments[2]	173	-
Non-GAAP adjusted (loss)	(8,238)	(2,845)
Basic and Diluted shares outstanding	35,123	14,114
Non-GAAP adjusted (loss) income per share	$(0.23)	$(0.20)

[1]	Included in general and administrative expenses in the financial statements

[2]	Included in other income and expenses

[3]	Stock-based compensation (“SBC”) expenses:

	For the three months ended March 31,
	2022	2021

Sales and Marketing expense total	3,318	689
Stock-based compensation expense	(440)	-
Net commercial operations expense excluding SBC	2,878	689

General and administrative expense total	5,718	1,212
Stock-based compensation expense	(3,269)	(789)
Net general and administrative expense excluding SBC	2,449	423

Research and development expense total	2,881	1,752
Stock-based compensation expense	(126)	(16)
Net research and development expense excluding SBC	2,755	1,736

Total operating expenses	11,917	3,653
Stock-based compensation expense	(3,835)	(805)
Net operating expenses excluding SBC	8,082	2,848

About PAVmed

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics and digital health sectors. Its major subsidiary, Lucid Diagnostics Inc. (Nasdaq: LUCD), markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to prevent esophageal cancer deaths. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. PAVmed’s CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome is currently in limited commercial release. The product pipeline also includes the EsoCure™ Esophageal Ablation Device with Caldus™ Technology, which complements EsoGuard and EsoCheck, which complements EsoGuard and EsoCheck, the NextFlo™ Intravenous Infusion Set, the PortIO™ Implantable Intraosseous Vascular Access Device, and other earlier stage technologies. For more information on PAVmed, please visit www.pavmed.com, follow PAVmed on Twitter, connect with it on LinkedIn, and watch its videos on YouTube. For more information on Lucid, please visit www.luciddx.com, follow Lucid on Twitter, and connect with it on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow EsoGuard on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; PAVmed’s Series W and Series Z warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, PAVmed and Lucid have been monitoring the COVID-19 pandemic and the pandemic’s impact on PAVmed’s and Lucid’s businesses. PAVmed and Lucid expect the significance of the COVID-19 pandemic, including the extent of its effect on its financial and operational results, to be dictated by, among other things, the success of efforts to contain the pandemic and the impact of such efforts on PAVmed’s and Lucid’s businesses. These factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s and Lucid’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report and Lucid’s Registration Statement No. 333-259721 filed with the Securities and Exchange Commission. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors

Adrian K. Miller

PAVmed Inc.

AKM@PAVmed.com

Media

Shani Lewis

LaVoieHealthScience

(609) 516-5761

PAVmed@lavoiehealthscience.com